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                                                                EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated November 12, 1996, except for Note 7, as to which the date is December 5, 1996, included in Amendment No. 5 to Registration Statement (Form S-1 No. 333-17657) and related Prospectus of Biosite Diagnosis Incorporated for the registration of 460,000 shares of its common stock.



                                                /s/ ERNST & YOUNG LLP

                                                    ERNST & YOUNG LLP


San Diego, California
February 11, 1997